The Universal Institutional Funds Inc. Global
Strategist Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Teva Pharmaceutical Finance
2.200% due 7/21/2021
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.835
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $120,000
Percentage of Offering Purchased by Fund: 0.004%
Percentage of Fund's Total Assets: 0.23%
Brokers: Barclays Group, BofA Merrill Lynch,
BNP Paribas, Credit Suisse, HSBC, Mizuho
Securities, Citigroup, Morgan Stanley, RBC Capital
Markets, SMBC Nikko, Bank of China, MUFG,
BBVA, PNC Capital Markets LLC,
COMMERZBANK, Scotiabank, Lloyds Securities,
TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Royal Bank of Canada
1.500% due 7/29/2019
Purchase/Trade Date:	7/25/2016
Offering Price of Shares: $99.886
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund: 0.008%
Percentage of Fund's Total Assets: 0.24%
Brokers: RBC Capital Markets, Morgan Stanley,
Wells Fargo Securities
Purchased from: RBC Capital Markets LLC
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Siemens
Financieringsmaatschappij N.V. 1.300% due
9/13/2019
Purchase/Trade Date:	9/6/2016
Offering Price of Shares: $99.871
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.023%
Percentage of Fund's Total Assets: 0.48%
Brokers: Goldman, Sachs & Co., Barclays, BBVA,
BNP PARIBAS, COMMERZBANK, BofA Merrill
Lynch, Societe Generale Corporate & Investment
Banking, Morgan Stanley, UniCredit Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Air Lease Corporation
2.125% due 1/15/2020
Purchase/Trade Date:	9/26/2016
Offering Price of Shares: $99.643
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.015 %
Percentage of Fund's Total Assets: 0.14%
Brokers: BofA Merrill Lynch Goldman, Sachs &
Co., Santander, Wells Fargo Securities, BMO
Capital Markets, BNP Paribas, Citigroup, Fifth
Third Securities, ICBC, J.P. Morgan, Lloyds
Securities, Mizuho Securities, Morgan Stanley,
MUFG, RBC Capital Markets, SunTrust Robinson
Humphrey, Loop Capital Markets
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:  CK Hutchison International
1.875% due 10/3/2021
Purchase/Trade Date:	9/28/2016
Offering Price of Shares: $99.342
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.027%
Percentage of Fund's Total Assets: 0.39%
Brokers: BofA Merrill Lynch, Citigroup, Goldman
Sachs (Asia) LLC, HSBC, Morgan Stanley
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Saudi International Bond
2.375% due 10/26/2021
Purchase/Trade Date:	10/19/2016
Offering Price of Shares: $99.007
Total Amount of Offering: $5,500,000,000
Amount Purchased by Fund: $370,000
Percentage of Offering Purchased by Fund: 0.007%
Percentage of Fund's Total Assets: 0.74%
Brokers: Citigroup, Bank of China, MUFG, HSBC,
BNP PARIBAS, Deutsche Bank, Morgan Stanley,
J.P. Morgan, Goldman Sachs, NCB Capital
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.